                                                                   Exhibit 10.43


                                                                  EXECUTION COPY

                                WARRANT AGREEMENT

                                     BETWEEN

                              EDISON SCHOOLS INC.,

                                       AND

                               SCHOOL SERVICES LLC


                                WARRANT AGREEMENT

                            DATED AS OF JULY 31, 2002


                              COUDERT BROTHERS LLP
                           1114 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10036-7703
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                                TABLE OF CONTENTS

                                                                                                                   PAGE
SECTION 1.        Purchase of the Warrant.......................................................................    1

SECTION 2.        Representations and Warranties of the Company.................................................    1
   2.1   Organization, Corporate Power and Licenses.............................................................    1
   2.2   Capital Stock..........................................................................................    1
   2.3   Valid Issuance.........................................................................................    2
   2.4   Authorization; No Breach...............................................................................    2
   2.5   SEC Documents..........................................................................................    2
   2.6   Broker's Fee...........................................................................................    3
   2.7   Compliance With ERISA..................................................................................    3
   2.8   No Voting Trusts.......................................................................................    3

SECTION 3.        Representations and Warranties of School Services.............................................    3
   3.1   Organization...........................................................................................    3
   3.2   Accredited Investor....................................................................................    3
   3.3   Securities Registration................................................................................    3
   3.4   Investment Intent......................................................................................    4
   3.5   Broker's Fees..........................................................................................    4
   3.6   Compliance with ERISA..................................................................................    4
   3.7   Legends................................................................................................    4

SECTION 4.        Registration Rights...........................................................................    5
   4.1   Request for Registration...............................................................................    5
   4.2   Company Registration...................................................................................    7
   4.3   Shelf Registration.....................................................................................    7
   4.4   Obligations of the Company.............................................................................    7
   4.5   Furnish Information....................................................................................    9
   4.6   Expenses of Demand Registration........................................................................   10
   4.7   Expenses of Company Registration.......................................................................   10
   4.8   Expenses of Shelf Registration.........................................................................   10
   4.9   Underwriting Requirements..............................................................................   10
   4.10     Delay of Registration...............................................................................   11
   4.11     Indemnification.....................................................................................   11
   4.12     Assignment of Registration Rights...................................................................   13
   4.13     Limitations on Subsequent Registration Rights.......................................................   13
   4.14     "Market Standoff" Agreement.........................................................................   13
   4.15     Termination of Registration Rights..................................................................   14

SECTION 5.        Certain Investor Rights.......................................................................   14
   5.1   Board Rights and Consultation Rights...................................................................   14
   5.2   Non-Assignment and Expiration of Board Rights..........................................................   15

SECTION 6.        Indemnification...............................................................................   16

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
   6.1   School Services Indemnification........................................................................   16
   6.2   Company Indemnification................................................................................   16
   6.3   Expenses...............................................................................................   16

SECTION 7.        Miscellaneous.................................................................................   16
   7.1   Entire Agreement.......................................................................................   16
   7.2   Further Assurances.....................................................................................   16
   7.3   Survival...............................................................................................   16
   7.4   Successors and Assigns.................................................................................   17
   7.5   Amendments.............................................................................................   17
   7.6   Confidentiality........................................................................................   17
   7.7   Severability...........................................................................................   17
   7.8   Notices................................................................................................   17
   7.9   Governing Law; Waiver of Jury Trial....................................................................   18
   7.10     Counterparts........................................................................................   18
   7.11     Third Party Beneficiary.............................................................................   18

                                WARRANT AGREEMENT

         WARRANT AGREEMENT ("Agreement"), dated as of July 31, 2002 between EDISON SCHOOLS INC., a Delaware corporation (the "Company") and SCHOOL SERVICES LLC, a Delaware limited liability company ("School Services").

                                R E C I T A L S :

         WHEREAS, as additional consideration for School Services to enter into those certain loan facilities with the Company in the aggregate amount of $20,000,000 pursuant to that certain Credit and Security Agreement, dated as of July 31, 2002 among the Company, School Services and certain other parties set forth therein (the "School Services Credit and Security Agreement"), the Company has agreed to issue to School Services a warrant substantially in the form attached hereto as Exhibit A (the "Warrant"), to purchase up to an aggregate of 8,079,579 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"; the shares of Common Stock issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares").

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and School Services hereby agree as follows:

         SECTION 1. Purchase of the Warrant. As additional consideration for School Services providing those certain loan facilities to the Company pursuant to the School Services Credit and Security Agreement, the Company hereby agrees to issue to School Services the Warrant subject to and upon the terms and conditions set forth herein and in the Warrant. The purchase and sale of the Warrant (the "Closing") shall take place at 10.00 AM at the offices of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York 10036 on July 31, 2002 or at such other time, place and date as the Company and School Services agree (the "Closing Date"). At the Closing, (i) each of the Company and School Services shall execute and deliver this Agreement, and (ii) the Company shall issue the Warrant to School Services.

         SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to School Services that as of the Closing Date:

         2.1 Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and fulfill its obligations under this Agreement and the Warrant.

         2.2 Capital Stock. As of July 26, 2002, the capital stock of the Company consisted solely of: (i) 155,000,000 authorized shares of common stock, par value $.01 per share (collectively, the "Common Stock") of which (A) 150,000,000 shares have been designated Class A Common Stock, 52,018,855 shares of which are issued and outstanding and 11,984,979 shares are reserved for issuance upon exercise of the options and warrants of the Company currently outstanding, (B) 5,000,000 authorized shares have been designated Class B Common Stock, 1,805,132 shares of which are issued and outstanding; and (ii) 5,000,000 shares of

                                       1
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preferred stock, par value $.01 per share, none of which are issued and outstanding. The rights, privileges and preferences of the Common Stock and the Preferred Stock are as stated in the Sixth Amended and Restated Certificate of Incorporation of the Company dated as of November 17, 1999, as amended. Except as set forth above and except for 1,911,143 shares reserved for issuance under the Company's Stock Incentive Plan, there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold, any shares of capital stock or other equity or debt interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.

         2.3 Valid Issuance. The Company shall at all times keep a sufficient number of authorized and unissued shares of Common Stock reserved for issuance upon the exercise of the Warrant. All outstanding shares of the Company's stock are, and upon issuance in accordance with this Agreement and the Warrant, the Warrant Shares will be, (i) duly and validly issued, (ii) fully paid and nonassessable, (iii) free of any liens other than those created by the owner thereof, and (iv) issued in compliance with all applicable federal and state securities laws.

         2.4 Authorization; No Breach. The execution, delivery and performance of this Agreement and the Warrant and the issuance of the Warrant Shares as provided herein and therein have been duly authorized by the Company. Each of this Agreement and the Warrant constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar rights generally affecting the enforceability of creditors rights or by general principles of equity. The execution and delivery by the Company of this Agreement and the Warrant, the offering, sale and issuance of the Warrant, the issuance of the Warrant Shares upon exercise of the Warrant, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (with or without notice or lapse of time or both), (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any subsidiary, or any law, statute, rule or regulation to which the Company or any subsidiary is subject, or any agreement, instrument, order judgment or decree to which the Company or any subsidiary is subject.

         2.5 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since January 1, 2001 (any such document being filed prior to the date hereof) (the "Company SEC Documents"). Except to the extent that information contained in any Company SEC Documents has been revised or superseded by a subsequently filed Company SEC Document (any such document being filed prior to the date hereof): (i) as of their respective dates, the Company SEC Documents complied

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
in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (ii) none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

         2.6 Broker's Fee. No person or entity acting on behalf of or under the authority of the Company is or will be entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated hereby.

         2.7 Compliance With ERISA. In reliance upon the representation made by School Services in Section 3.6 hereof, the purchase of the Warrant by School Services will not result in a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any other statute, rule or regulation currently in effect and applicable to the transaction.

         2.8 No Voting Trusts. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock of the Company.

         SECTION 3. Representations and Warranties of School Services. To induce the Company to enter this Agreement, School Services hereby represents and warrants to the Company as follows:

         3.1 Organization. School Services is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         3.2 Accredited Investor. School Services is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

         3.3 Securities Registration. School Services understands that neither the offering nor the sale of the Warrant or the Warrant Shares have been registered under the Act, in reliance

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upon an exemption therefrom for non-public offerings, nor have such offering or sale been registered or qualified under any state securities or "Blue Sky" law in reliance upon similar exemptions. School Services understands that the Warrant and the Warrant Shares must be held indefinitely unless disposed of pursuant to the terms and conditions of the Act and any state securities or "Blue Sky" laws and any such disposition must either be registered under the Act and all applicable state securities or "Blue Sky" laws, or exempt from registration. School Services further understands that except as specifically provided herein, the Company is under no obligation to register the Warrant or the Warrant Shares or to assist School Services in complying with any exemption from registration. School Services understands that none of this Agreement, the Warrant or the Warrant Shares have been reviewed, approved or otherwise passed upon by the SEC, any state securities administrator, the National Association of Securities Dealers Inc. ("NASD"), any securities or commodities exchange, or any other governmental agency or self-regulatory authority.

         3.4 Investment Intent. The Warrant is being purchased solely for School Services' own account and not for the account of any other person and not, in whole or in part, for distribution to others within the meaning of the Act, without prejudice to School Services' rights at all times to sell or otherwise dispose of all or part of such Warrant under a registration statement under the Act or an exemption available thereunder.

         3.5 Broker's Fees. No person or entity acting on behalf or under the authority of School Services is or will be entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated hereby.

         3.6 Compliance with ERISA. The source of funds to be used by School Services to pay the purchase price of the Warrant to be purchased hereunder, either (a) does not include assets of any employee benefit plan subject to Title I of ERISA, or (b) constitutes assets of one or more specific employee benefit plans (the "Plan") which School Services has identified in writing to the Company and that the purchase of the Warrant is permitted by provisions of the Plan and trust established thereunder.

         3.7 Legends. School Services agrees that the instrument evidencing the Warrant and any Warrant Shares issuable pursuant thereto shall bear a legend substantially in the form of the following (and such other legends, if any, required under state or federal securities laws in the reasonable opinion of legal counsel for the Company):

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY STATE SECURITIES LAWS.

         The foregoing legend shall be removed and the Company shall issue new certificates representing Warrant Shares to the holder of Warrant Shares upon which such legend appears if such holder satisfies the requirements of Rule 144(k) under the Act.

SECTION 4. Registration Rights.

         4.1 Request for Registration). (a) If the Company shall receive, at any time after the date hereof, a written request from a Holder or Holders (as defined below) of Registrable Securities (as defined below) that the Company file a registration statement under the Act covering the registration of Registrable Securities the anticipated aggregate offering price for which would exceed $3,000,000, then the Company shall:

                        (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                        (ii) file as soon as practicable, and in any event within thirty (30) days of the receipt of such request and use commercially reasonable efforts to cause to be declared effective, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 4.1(b), within twenty (20) days of the mailing of such notice by the Company.

         For purposes of this Section 4, a "Holder" or "Holders" shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4.12 hereof. The term "Registrable Securities" shall mean (i) the Warrant Shares issuable or issued upon exercise of the Warrant, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under Section 4 are not assigned.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 4.1(a) and the Company shall include such information in the written notice referred to in subsection 4.1(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 4.4(e)) enter into an underwriting agreement in customary form and reasonably acceptable to the Company with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable

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Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company requested and entitled to be included in such registration by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 4.1, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice or for periods aggregating more than ninety (90) days in any twelve (12) month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.1:

                        (i) Pursuant to a request by the Holders of Registrable Securities initially held by or issuable to School Services after the Company has effected pursuant to this Section 4.1 two (2) registrations at the request of such Holders and the aforementioned registrations have been declared or ordered effective;

                        (ii) During the period starting with the date thirty
(30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 4.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities all of which may be disposed of without registration pursuant to Rule 144 under the Act during a three-month period or all of which may be disposed of pursuant to a registration statement filed pursuant to Section 4.3 below.

         With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of such Holders' shares to the public without registration, the Company agrees to use its reasonable efforts to: (i) make and keep public information available at all times, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Act; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1934 Act; and (iii) so long as the Holders own the Warrant or any Warrant Shares, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144(c) of the Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         4.2 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock or option plan or a registration on any form which does not permit the inclusion of the Registered Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after receipt of such notice by the Company, the Company shall, subject to the provisions of Section 4.9, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

         4.3 Shelf Registration. (a) Within sixty (60) days after the date hereof, the Company shall prepare and file with the SEC a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Act (a "Shelf Registration") registering the resale from time to time by the Holders of all the Registrable Securities (the "Initial Shelf Registration").

                  (b) If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time, except as set forth below, the Company shall use reasonable commercial efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five (45) days of such cessation of effectiveness file an amendment to such Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or to promptly file an additional Shelf Registration covering such Warrant Shares as were covered by the Initial Shelf Registration (a "Subsequent Shelf Registration").

                  (c) The other provisions of this Section 4.3 notwithstanding, the Company shall not be obligated to maintain the effectiveness of any Shelf Registration if all Warrant Shares covered by such registration may be disposed of without registration pursuant to Rule 144 under the Act during a three-month period or if Form S-3 is not available for such Shelf Registration.

         4.4 Obligations of the Company. Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable commercial efforts to cause such registration statement to become effective, and except for a registration filed pursuant to Section 4.3 hereto, upon the request of the Holders of a majority of the Registrable Securities registered thereunder keep such registration statement effective for a period of up to one hundred twenty
(120) days; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement reasonably satisfactory to the Company, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Notify each Holder participating in such registration after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

                  (h) Notify each Holder participating in such registration of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information.

                  (i) Prepare and file with the SEC, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus relating to such Holder or the distribution of the Registrable Securities held by such Holder being included in such Registration Statement, which, in the opinion of counsel for such Holder, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holder.

                  (j) Prepare and promptly file with the SEC and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances in which they were made, not misleading.

                  (k) Advise each Holder participating in such registration, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiating or threatening of any proceeding for that purpose and use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  (l) Not file any amendment or supplement to such registration statement or prospectus to which the Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law. For the avoidance of doubt, no filings by the Company incorporated by reference into the registration statement or prospectus shall be deemed an amendment or supplement hereunder.

                  (m) At the request of a Holder and if required by the underwriters, furnish: (i) an opinion of counsel to the Company, addressed to the underwriters, and to the Holder, covering such matters as such underwriters and Holder may reasonably request; and (ii) letters dated as of the effective date of the registration statement from the independent certified public accountants of the Company, addressed to the underwriters and to the Holder, covering such matters as such underwriters and Holder may reasonably request.

                  (n) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

                  (o) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         4.5 Furnish Information. (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 4.1 or Section 4.3 if, due to the operation of subsection 4.5(a), the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 4.1(a) or subsection 4.3(d)(ii), whichever is applicable.

         4.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 4.1, including (without limitation) all registration, filing, NASD and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.1 that is subsequently withdrawn at the request of the Holders; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 4.1.

         4.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 4.2 for each Holder (which right may be assigned as provided in Section 4.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating to or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them but excluding underwriting discounts and commissions relating to Registrable Securities.

         4.8 Expenses of Shelf Registration. All expenses incurred in connection with a registration filed pursuant to Section 4.3, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company shall be borne by the Company.

         4.9 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 4.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in any underwritten offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities requested and entitled to be included therein by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence, which were requested to be included in such registration statement.

         4.10 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

         4.11 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 4:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers and directors, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a statement required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1934 Act, any state securities law or any Rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly or used in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.11(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, with respect to each Holder, in no event shall any indemnity under this subsection 4.11(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 4.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.11 deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.11.

                  (d) If the indemnification provided for in this Section 4.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such, loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the amount of contribution under this Section 4.11(d) exceed the net proceeds from the offering received by such Holder.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 4.11 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

         4.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations) by a Holder to (a) any partner or retired partner of any Holder which is a partnership or member or retired member of any Holder which is a limited liability company, (b) any family member or trust for the benefit of any individual Holder, (c) any affiliate of such Holder, or (d) any transferee or assignee of such securities who, after such assignment or transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

         4.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant registration rights which rank senior to the rights granted herein or otherwise allow such holder or prospective holder (i) to include such securities in any registration filed under Section 4.1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 4.1.

         4.14 "Market Standoff" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) all executive officers and directors of the Company enter into similar agreements; and

                  (b) such market standoff time period shall not exceed ninety
(90) days.

         In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restrictions) until the end of such period.

         4.15 Termination of Registration Rights. All rights and duties provided for in this Section 4 shall terminate on the date on which all shares of Registrable Securities held or entitled to be held upon exercise by each Holder may immediately be sold under Rule 144 during any ninety (90)-day period.

         SECTION 5. Certain Investor Rights.

         5.1 Board Rights and Consultation Rights(a). (a) Upon the request of Leeds Equity Partners III, L.P. (the "Partnership"), the sole owner of all of the outstanding membership interests in School Services, the Company shall use its reasonable efforts to cause a director named by the Partnership to be included in the slate of directors proposed for election at such time as members of the Board of Directors are elected, and such Partnership nominee, if elected, shall be entitled to sit on such committees as he/she shall reasonably request. If there shall be a vacancy on the Board of Directors at any time following such a request by the Partnership as aforementioned, the Company shall use its reasonable efforts to cause such Partnership nominee to be elected to fill such vacancy in accordance with the Certificate of Incorporation and By-Laws of the Company.

                  (b) If the Partnership does not name a director to be proposed for election pursuant to Section 5.1(a) above, the Partnership shall have the right to designate an individual to attend meetings of the Board of Directors of the Company as a non-voting observer and such observer shall be entitled to receive notice of each meeting and information relating to each such meeting in the same way as is provided to members of the Board of Directors.

                  (c) From time to time, during regular business hours as requested in writing by the Partnership, upon five (5) days' prior notice, a representative of the Partnership shall be entitled (i) to meet and consult with the senior executive management team of the Company on a quarterly basis to discuss the Company's quarterly and annual business plans and to review the Company's progress in achieving its plans; (ii) to meet and consult the senior executive management team of the Company on an interim basis during regular business hours, as the Partnership may reasonably request in writing from time to time; (iii) to inspect the books and records of the Company and the offices and properties of the Company; and (iv) to request and receive reasonable information regarding the Company's financial condition and operations. The Company agrees to consider in good faith the recommendations of the Partnership in connection with the matters on which it is consulted as aforementioned; provided, however, that the Partnership acknowledges and agrees that the Company retains and shall have at all times ultimate decision-making discretion with respect to any and all such matters.

                  (d) Upon becoming aware thereof, the Company shall notify the Partnership of any material adverse change in the business, operations or financial condition of the Company, and shall in any event furnish to the Partnership (it being understood that sending such notification and/or the following materials to School Services shall be deemed sufficient for purposes hereof):

                        (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such quarter, and the related statements of income and cash flows of the Company and its subsidiaries for the quarter then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

                        (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, and the related statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, audited by a firm of established national reputation; and

                        (iii) promptly after sending or filing thereof, copies of all reports which the Company sends to any of its public security holders, and copies of all reports on Form 10-K, Form 10-Q and Form 8-K (unless the Form 8-K is filed solely to file exhibits under Item 7 thereof), which the Company files with the SEC and any national securities exchange in the United States.

                  (e) The Company shall maintain an office of the Chief Executive Officer which shall be comprised of the Chairman, Vice Chairman, Chief Executive Officer and President of the Company, or persons performing functions commonly associated with such titles. The office of the Chief Executive Officer shall meet regularly but no less than monthly. The Partnership's designee or observer referred to in Section 5.1(a) or (b) above, shall have the right to attend such meetings.

                  (f) The provisions of this Section 5.1 shall find no application unless and until the Partnership and any such observer or representative to which observer status or information is to be given pursuant to the provisions of paragraphs (b) - (e) of this Section 5.1 shall agree to hold in strict confidence all information provided either orally or in writing. Notwithstanding any of the rights granted to the Partnership pursuant to this
Section 5.1, the Company expressly reserves the right to withhold any information and to exclude any such observer or representative from any meeting or portion thereof if access to such information or attendance at such meeting or portion thereof could, in the opinion of Company's counsel, result in the waiver or other loss of the attorney-client privilege between the Company and its counsel.

         5.2 Non-Assignment and Expiration of Board Rights(a) (a) The rights of the Partnership set forth in this Section 5 are personal to the Partnership and may not be assigned to any other party and such rights shall terminate immediately upon any purported assignment thereof.

                  (b) The rights of the Partnership set forth in this Section 5 shall terminate and be of no further force or effect, and the Partnership shall have no further claim to such rights, upon the occurrence of both of the following events:

                        (i) those certain loan facilities made available to the Company by School Services pursuant to the School Services Credit and Security Agreement shall have been repaid in full and no further amounts may be drawn thereunder; and

                        (ii) School Services shall no longer hold or be entitled to receive upon exercise of the Warrant 2,019,895 or more of the Warrant Shares for which the Warrant is initially exercisable by School Services (as adjusted pursuant to the terms thereof).

         SECTION 6. Indemnification.

         6.1 School Services Indemnification. School Services shall indemnify and hold harmless the Company and its respective officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) which any of them may incur by reason of the failure of School Services to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations or warranties made by School Services herein.

         6.2 Company Indemnification. The Company shall indemnify and hold harmless School Services and its respective officers, directors and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) which any of them may incur by reason of the failure of the Company to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Company herein.

         6.3 Expenses. The Company agrees to promptly pay all documented expenses of School Services with respect to the due diligence investigations, drafting and negotiation of documentation and any amendments, consents and waivers thereto relating to this Agreement, including without limitation the fees and disbursements of outside counsel, but excluding overhead expenses of School Services.

         SECTION 7. Miscellaneous.

         7.1 Entire Agreement. This Agreement together with the Warrant constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written or oral, among the parties with respect to such subject matter.

         7.2 Further Assurances. Within five (5) days after receipt of a written request, each party shall provide the information and execute and deliver such documents as may be reasonably requested by another party in order to carry out the purposes of this Agreement.

         7.3 Survival. The representations and warranties of School Services and the Company set forth herein shall survive the purchase of the Warrant pursuant to this Agreement.

         7.4 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company and School Services and their respective successors and permitted assigns.

         7.5 Amendments. The terms and provisions of this Agreement may not be modified or amended except pursuant to an instrument signed by the parties.

         7.6 Confidentiality. Each of the Company and School Services agrees to maintain in confidence all proprietary information provided by the others in connection with the purchase of the Warrant, and not to disclose such information except to such advisors as may be assisting or advising such party in connection with such purchase and to instruct such persons to treat such information confidentially or as required by law. Confidential information shall not include (i) information which is known to any party or learned other than in connection with the transactions contemplated herein and not subject to any confidentiality agreement, (ii) is or becomes part of the public domain other than through a breach of this Agreement or (iii) is generally made available to others without restriction as to use.

         7.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         7.8 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges paid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or by confirmed facsimile. Such notices, demands and other communications shall be sent to School Services and to the Company at the respective addresses indicated below:

                  Edison Schools Inc.
                  521 Fifth Avenue, 11th Floor
                  New York, New York 10175
                  Attention:        Christopher D. Cerf
                  Tel. (212) 419-1600
                  Fax. (212) 419-1705

                  School Services LLC
                  c/o Leeds Weld & Co.
                  660 Madison Avenue
                  15th Floor
                  New York, New York 10021
                  Attention:        Jeffrey T. Leeds

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         7.9 Governing Law; Waiver of Jury Trial. The Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed entirely in the State of New York. EACH PARTY HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THE PARTIES ESTABLISHED BY THIS AGREEMENT.

         7.10 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.11 Third Party Beneficiary. Each party hereto hereby agrees that
Section 5 of this Agreement is intended to confer upon the Partnership (as defined in Section 5.1) the rights and remedies contained therein.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this 31st day of July, 2002.

                                        EDISON SCHOOLS INC.



                                        By:               /s/ David Graff
                                                 -------------------------------
                                                 Name:    David Graff
                                                 Title:   Senior Vice President
                                                          and General Counsel

                                        SCHOOL SERVICES LLC

                                        By:               /s/ Robert Bernstein
                                                 -------------------------------
                                                 Name:    Robert Bernstein
                                                 Title:   Treasurer

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE